                                                            Exhibit 10-11

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks ("*****"), and the omitted text has been filed separately with the Securities and Exchange Commission.


    AGREEMENT ON DEVELOPMENT AND MAINTENANCE BETWEEN EURONEXT AND THE CME

This agreement is made between Euronext, a cooperative corporation organized and existing under the laws of the Kingdom of Belgium, with its principal place of business at 39, rue Cambon 75001 Paris, France and the Chicago Mercantile Exchange ("CME"), a not-for-profit corporation existing and organized under the laws of the State of Illinois, with its principal place of business at 30 South Wacker Drive, Chicago, Illinois, U.S.A.

1.    PURPOSE OF THE AGREEMENT

      This Agreement is designed to describe the maintenance, support and development services provided to the CME by Euronext, a corporation that specializes in the conception and development of trading systems and in the marketing of these systems to exchanges and other financial institutions throughout the world. This Agreement also sets out the general procedures to be followed by the CME in identifying modifications to the Central Services System, the HUB API or other systems to meet its business needs and in submitting those needs to Euronext for its development.

2.    DEFINITIONS

      A. ANNUAL CME DEVELOPMENT PLAN means the plan described in paragraph 4(B) below.

      B. ANNUAL COMMON DEVELOPMENT PLAN means the plan described in paragraph 3(B) of the Agreement on GLOBEX-Registered Trademark- Common Development between SBF and the CME.

      C. BUSINESS FUNCTIONAL SPECIFICATIONS are a written expression of the general business requirements and operation of a project, but do not include a detailed technical description of each function or system included in the project.

      D. CENTRAL SERVICES SOFTWARE means the software described in Exhibit 5, as it currently exists or is later enhanced, that is licensed to CME pursuant to the NSC License.

      E. CENTRAL SERVICES SYSTEM has the meaning given to that term in the NSC License.

      F. CLASS 1 ERROR. An error will be classified as a Class 1 Error if the Central Services Software cannot process critical functions in CME's commercial production environment. Critical functions include any function that, if not processed correctly, will result in a halt to trading in one of the markets being served or will result in an inability to clear trades executed in one of the markets being served.

      G. CLASS 2 ERROR. An error will be classified as a Class 2 Error if the Central Services Software fails to meet the specifications documents in a way that makes continued use of the Central Services Software inconvenient in any material respect or substantially reduces its value to CME.

      H. CLASS 3 ERROR. All other errors that do not have the consequences defined for Class 1 Errors and Class 2 Errors.

      I. COMMON DEVELOPMENTS means those major initiatives and projects that constitute "common developments" as that term and any payment obligations are defined in the GLOBEX MOU.

      J. COMMON DEVELOPMENT STEERING COMMITTEE means the steering committee identified in paragraph 3(A) of the Agreement on GLOBEX-Registered Trademark- Common Development between SBF and the CME.

      K. COMMON SOFTWARE shall mean the New York Stock Exchange's software used as a utility to develop and operate the Central Services Software.

      L. CONFIDENTIAL EXCHANGE INFORMATION means any non-public information relating to the SBF's or CME's internal business operations including, but not limited to, information about exchange members or member firms, their trading positions and their trading history; information relating to each exchange's independent software vendors, including their names, technical requirements and business plans; financial information relating to an exchange's budget or its actual expenditures or potential expenditures on non-Common Development work; business plans, technology plans and marketing strategies that are not included in the final Annual Common Development Plan; and other information relating to the core trading and clearing work of either exchange.

      M. EURONEXT RESOURCE COMMITMENT means the Euronext staff resources identified in the Annual CME Development Plan as described in paragraph 4.

      N. GLOBEX MOU means the GLOBEX Alliance Memorandum of Understanding, to be signed February 8, 1999 by the CME, SBF and SIMEX, and any later definitive agreement arising from that MOU.

      O. HUB API means the Basic API and the Enhanced API as those terms are defined in the HUB API Co-Ownership Agreement.

      P. HUB API CO-OWNERSHIP AGREEMENT means the Basic and Enhanced Application Programming Interface ("API") Ownership and Development Agreement, signed by CME and Euronext on February 8, 1999.

      Q.    MAXIMUM RESOURCE COMMITMENT means 2,640 days of work each year.

      R.    MINIMUM RESOURCE COMMITMENT means 1,320 days of work each year.

      S. NEW VERSION means the next generation of Central Services Software containing significant functional or technical upgrades.

      T. NEW RELEASE means changes in a version of the Central Services Software correcting defaults and introducing some minor functional or technical enhancements, without changes in the Central Services Software architecture.

      U. NSC LICENSE means the Central Services System (NSC) Software License and Development Agreement between the CME and SBF Bourse de Paris, dated June 5, 1997, which was later assigned to Euronext.

      V. PERSON means an individual, corporation, partnership, trustee, trust, regulatory body or agency, government or governmental agency or other entity (however designated or constituted) and any unincorporated organization.

      W. SUPPLIER shall mean any person, firm or corporation that supplies materials or any services, necessary for the execution of all or part of this Agreement, under contract with Euronext.

      X. SYNTEC INDEX shall mean the index published by the Federation Syntec, 3 rue Leon Bonnat- 75016 Paris.

3.    MAINTENANCE AND SUPPORT SERVICES

      A.    DESCRIPTION OF MAINTENANCE SERVICES PROVIDED

            Throughout the term of this Agreement, Euronext will provide the following maintenance services to the CME.

            1. HOT-LINE SUPPORT. If the CME experiences a problem with the daily operation of the Central Services Software, the HUB API or any other system later covered by this Agreement, CME shall be entitled to call the Euronext Hot-Line. The Euronext Hot-Line telephone number and working hours are described in Exhibit 1. Euronext may change its Hot-Line telephone number or provide additional numbers by giving written notice to the CME. Euronext confirms that its Hot-Line will be answered in person (not by voice mail or another sort of answering system) and that CME's calls will not be placed on hold for more than one minute before CME is able to talk with a qualified Euronext representative about a problem.

                  Attached to this Agreement as Exhibit 2 is a list of up to seven (7) CME representatives entitled to call the Euronext Hot-Line. The CME can change this list by giving written notice to Euronext.

                  After CME makes a call to the Hot-Line, CME shall confirm the call within 30 minutes after the call by faxing an error report indicating the number, date and hour of the call, an accurate and reasonably detailed description of the problem encountered and a fair classification of the impact on CME according to the error correction levels described in paragraph 3 (A)(2), below.

                  Upon request from Euronext, the CME shall, at its own cost, provide to a designated Euronext representative any requested information, such as paper or electronic files relating to the error and access to the production environment.

                  CME's working day schedule is defined in Exhibit 3. Any update to this schedule shall be communicated to Euronext with at least two weeks' prior notice, except that CME shall give Euronext at least one month's notice of any changes to the schedule for the months of July and August.

            2.    ERROR CORRECTION

                  (a) For a Class 1 Error, a Euronext representative qualified to address the specific problem at issue shall contact CME within 15 minutes after receiving the initial Hot-Line call and shall take immediate and continuous action (beginning in no case later than one hour after receiving the initial Hot-Line call) to correct the reported error or to provide a temporary circumvention. Euronext shall make all reasonable efforts to correct the reported error or to provide temporary circumvention within three hours after receiving the initial Hot-Line call. Throughout Euronext's work, it shall keep CME regularly informed of its progress.

                  (b) For a Class 2 Error, Euronext shall respond to the error report within two business days and make all reasonable efforts to provide a correction or a reasonable circumvention within five business days after receiving the initial Hot-Line call. Throughout Euronext's work, it shall keep CME informed of its progress through verbal progress reports given at least once every 48 hours.

                  (c) For a Class 3 Error, Euronext shall make all reasonable efforts to provide correction or a reasonable circumvention within two months. Throughout Euronext's work, it shall keep CME informed of its progress through written progress reports delivered every other Monday after CME's initial Hot-Line call or through another reporting mechanism identified by CME.

            3. EMERGENCY ON-SITE INTERVENTION. In the event that a Class 1 Error or Class 2 Error cannot be solved through hot-line intervention or remote diagnostic and intervention methods, CME and Euronext may jointly decide that an intervention of Euronext staff is required at CME's site.

                  In such case, Euronext shall take immediate action to provide the appropriate resources at CME's site. CME shall reimburse Euronext for the travel and living expenses of its representatives as described in paragraph 3(D)(4), but shall not be required to make further payment to Euronext for these emergency on-site services, unless it is later determined that the error was not caused by the Central Services Software, the HUB API or any other system covered by the Agreement. If the error is later determined to be caused by a system that is not covered by the Agreement, the CME shall compensate Euronext for its efforts at a rate of ***** per person per day (in addition to the travel and lodging expenses already reimbursed as required above).

            4. DELIVERY OF NEW RELEASES. At CME's request, Euronext shall deliver to CME, at no additional cost to the CME, New Releases for the Central Services Software that are produced at the software development base in Paris; provided, however, that the CME must pay any additional costs associated with any on-site intervention work authorized pursuant to paragraph 3(C). CME is responsible for the installation of any New Releases at CME's site.

            5. CONTRACT MANAGEMENT. All issues related to the maintenance provided in this Agreement shall be managed by a Euronext account manager, designated from time to time by Euronext who shall be the contact person with the CME. The name and phone number of the Euronext account manager are provided in Exhibit 4.

            6. MAINTENANCE FOR LATER ENHANCEMENTS OR MODIFICATIONS. In exchange for the increased fees described in paragraph 3(D)(3) below, Euronext will provide the maintenance services described in this Agreement for any modifications or enhancements to the Central Services Software and the HUB API and for any other development work provided under this Agreement. These maintenance obligations will begin not later than the end of the 90-day warranty period relating to that work. When a new project becomes included under the maintenance provisions of this Agreement, the parties will revise, and sign, Exhibit 5 accordingly.

      B.    MAINTENANCE SERVICES NOT PROVIDED

            Euronext shall provide the services described in paragraph 3(A) above except when: (1) the error originates from a system other than the Central Services Software, the HUB API or any other system covered by this Agreement; (2) the error is due to the usage of the Central Services Software without respecting the environment prerequisite as described in the installation manual or any contractual document; (3) no maintenance agreement exists between CME and SIAC concerning the Common Software; (4) the error arises from any changes to the Central Services Software or HUB API source code that has not been approved by Euronext; or (5) the error arises from any significant modifications made by the CME, to the configuration or environment of the Central Services Software or the HUB API or to the configuration or environment specified for any later project at the time of its delivery about which Euronext has either not received notice or has confirmed that its maintenance obligations cannot continue if the changes are made. (For purposes of this Agreement, extensions built on top of a system will be considered a modification to the configuration or environment of that system). The CME will provide notice to Euronext, through a mutually-agreed upon mechanism, of all significant changes described above. If Euronext believes the proposed change will cause its maintenance obligations to end, it will so notify the CME within five (5) business days. If CME does not receive any notice within this five-day period, Euronext will be deemed to have approved the change; provided, however, that Euronext can later notify CME that a previously-approved change cannot prospectively receive maintenance support. Euronext and the CME will work together to jointly agree upon specific guidelines for identifying the types of significant changes that must be reported to Euronext and that might cause Euronext to end its maintenance obligations. That set of guidelines will be finalized and attached as Exhibit 6 to this Agreement no later than March 12, 1999.

      C.    DESCRIPTION OF SUPPORT SERVICES PROVIDED

            If the CME asks Euronext to provide additional support services that relate to the Central Services Software, the HUB API or any other project developed under this Agreement and that are not covered by paragraph 3(A) above or any development arrangement described in paragraph 4 below, Euronext shall make all reasonable efforts to provide this service. These services shall be charged to CME at a rate of ***** per person per day and CME shall reimburse Euronext for the travel and living expenses of its representatives as described in paragraph 3(D)(4).

      D.    MAINTENANCE FEES AND OTHER COSTS

            1. NSC MAINTENANCE FEES. Euronext shall perform the maintenance services described in paragraph 3(A) above, during the period from January 1, 1999 through December 31, 1999, in return for the payment of a fixed annual fee of *****. The CME shall make this payment no later than thirty (30) days after receiving an appropriate invoice from Euronext.

            2. HUB API MAINTENANCE FEES. Euronext shall perform the maintenance services described in paragraph 3(A) above, beginning on the first day after the 90-day warranty period for the HUB API expires and ending on December 31, 1999, in return for the payment of a pro-rated portion of the annual fee of *****. This pro-rated fee will be calculated in a way to ensure that the CME is paying only for the portion of the year that remains after the 90-day warranty period has expired. The CME shall make this payment no later than thirty (30) days after receiving an appropriate invoice from Euronext.

            3.    ANNUAL FEE INCREASES

                  Each additional year during the Term of this Agreement, the annual maintenance fee shall be adjusted in the following ways:

                  (a) The maintenance fee shall be adjusted to reflect the increases in the Syntec Index between the first and last day of each calendar year.

                  (b) The maintenance fee shall also be adjusted, at the beginning of each calendar year and no more than twice during each calendar year of the Agreement to reflect an additional amount equal to ***** of the difference between the value of the Central Services Software with any New Version purchased by the CME or new project completed pursuant to a work order under this Agreement and the value of the Central Services Software as it existed immediately prior to the release or completion of the project. For purposes of this Agreement, the parties recognize that the Central Services Software had a value, as of December 31, 1998, of *****. The parties also agree that, for the purpose of identifying the additional maintenance fee related to the HUB API, they will use the estimated value of a license, which is *****. These New

                        Version or new project-related increases shall be prorated so that the CME pays the increased fee only for the portion of the year that remains after the New Version has been released or the 90-day warranty period associated with a new project has expired.

            4. EURONEXT TRAVEL AND LIVING EXPENSES. CME agrees that it shall be responsible for the full reimbursement of transportation expenses (business class airfare on airlines), as well as payment of ***** per person per day for the accommodation and related expenses of Euronext consultants and technicians working in Chicago to perform services under this Agreement.

                  Euronext shall be responsible for purchasing and making the appropriate hotel and travel reservations. Euronext shall submit to the CME a written invoice for payment of these expenses and must attach receipts showing the airfare associated with each person's travel.

4.    SERVICES PROVIDED UNDER THE ANNUAL CME DEVELOPMENT PLAN

      A.    EURONEXT RESOURCE COMMITMENT

            During each year of the Agreement, CME shall be entitled to require Euronext to provide either development work associated with the Annual CME Development Plan or training specified by the CME for the number of days (in 220-day increments) that is not less than the Minimum Resource Commitment and not more than the Maximum Resource Commitment. CME shall have the right, upon giving 120 days' prior written notice to Euronext, to increase the initial commitment level identified in each year's Annual CME Development Plan up to the Maximum Resource Commitment. If the CME requests that Euronext perform development work or training that exceeds the Maximum Resource Commitment for the year, Euronext shall provide those services on a reasonable efforts basis.

            The CME shall pay Euronext ***** each year for the Minimum Resource Commitment and shall pay Euronext an additional ***** for each additional 220 days of work required by the Annual CME Development Plan. The ***** figure will be pro-rated, if the CME increases the Euronext Resource Commitment as permitted above, so that the CME pays only for the portion of the year after Euronext has notified CME that these additional resources are available. These amounts shall be adjusted each year to reflect the increases in the Syntec Index between the first and last days of each year. CME shall make these payments in four equal installments during the first ten (10) days of each calendar quarter throughout the year; provided, however, that the payment for the first quarter of 1999 shall be made, based on an assumption that the Annual CME Development Plan will require at least the Minimum Resource Commitment, no later than February 18, 1999. If the CME increases the Euronext Resource Commitment as permitted above, the CME's remaining payment installments shall be increased correspondingly to account for the prospectively increased costs. CME understands that any part of the Euronext Resource Commitment that remains unused at the end of the year will be forfeited.

      B.    PREPARATION OF THE ANNUAL CME DEVELOPMENT PLAN

            1. PRELIMINARY DRAFT OF THE ANNUAL CME DEVELOPMENT PLAN. No later than October 1 of each year, Euronext will provide the CME with a preliminary description of its planned development work for the next year.

                  No later than five (5) business days after October 15 of each year, the CME will provide Euronext with a preliminary draft of the Annual CME Development Plan for the upcoming year. This preliminary draft will include: (a) an overview of the CME's proposed project development and training needs and (b) a date for the necessary completion of each project. Within fifteen
                  (15) business days, Euronext will review this preliminary draft and provide the CME with estimates of the number of days needed to complete each project. Both Euronext and the CME understand that these preliminary plans and estimates may change before the Annual CME Development Plan is finalized. Unless otherwise agreed by the project management committee, both the CME and Euronext will bear their own costs associated with the preparation and review of the preliminary draft described in this paragraph.

            2. FINAL VERSION OF THE ANNUAL CME DEVELOPMENT PLAN. No later than January 15 of each year (March 31, in 1999), the CME shall provide to Euronext a revised version of the Annual CME Development Plan. This version of the plan shall include: (a) the Business Functional Specifications for each project then listed in the plan; (b) a description of any training needed during the year; (c) a date for the necessary completion of each project or training session;
                  (d) an identification of any portion of the Euronext Resource Commitment that the CME wants to use to defray cost sharing obligations with respect to Common Developments; and (e) a description of any New Versions it wants to incorporate during the year. Euronext shall review this revised version of the plan and, within fifteen (15) business days, provide the CME with a reasonable estimate of the Euronext Resource Commitment required for each project or training session. No later than

                  February 15 of each year, the CME shall incorporate the Euronext estimates into its plan and distribute a final version of the plan to Euronext. Unless otherwise agreed by the project management committee, both the CME and Euronext will bear their own costs associated with the preparation and review of the final version described in this paragraph.

                  The CME can revise this plan before a work order has been issued, in its sole discretion, at any time throughout the year by notifying Euronext of the modifications.


      C.    EURONEXT'S ROLE IN THE PREPARATION OF THE ANNUAL COMMON
            DEVELOPMENT PLAN

            1. PRELIMINARY DRAFT OF THE ANNUAL COMMON DEVELOPMENT PLAN. No later than five (5) business days after October 15 of each year, the CME, acting jointly wish SBF, will provide Euronext with a preliminary draft of the Annual Common Development Plan for the upcoming year. This preliminary draft will include: (a) an overview of the proposed Common Development needs; and (b) a requested date for the necessary completion of each project.

                  Within fifteen (15) business days, Euronext will review this preliminary draft and provide the CME and SBF, jointly, with estimates of the number of days needed to complete each project. Unless otherwise agreed in advance, CME and Euronext will bear their own costs associated with the preparation and review of the preliminary draft described in this paragraph.

            2. FINAL VERSION OF THE ANNUAL COMMON DEVELOPMENT PLAN. No later than January 15 of each year (March 31, in 1999), the CME, acting jointly with SBF, shall provide to Euronext a revised version of the Annual Common Development Plan.
                  This version of the plan shall include: (a) the Business Functional Specifications for each project then listed in the plan; and (b) a date for the necessary completion of each project.

                  After receiving a copy of this revised version of the plan, Euronext shall review it and, within fifteen (15) business days, provide CME and SBF, jointly, with an estimate of the number of days required for each project. No later than February 15 of each year, the CME and SBF, jointly, shall incorporate the Euronext estimates into the plan and distribute a final version of the plan to Euronext. Unless otherwise agreed in advance, the CME and Euronext will bear their own costs associated with the preparation and review of the final version described in this paragraph.

      D.    PREPARATION OF WORK ORDERS

            1. DEVELOPING SPECIFICATIONS, RESOURCE ALLOCATIONS AND DELIVERY PLANS. For each project included in the Annual CME Development Plan and the Annual Common Development Plan, CME (or, in the case of Common Developments, the CME and SBF, jointly) shall issue a written work order to Euronext that includes the Business Functional Specifications for the project and the required completion date for the project. Euronext staff will prepare detailed technical specifications for the project, identify the Euronext Resource Allocation needed for the project (or, in the case of Common Developments, the number of days needed for the project), including any time spent preparing the specifications and confirm the delivery plans for the project. Euronext will use reasonable efforts to complete this work within ninety (90) calendar days after receiving the work order. The CME or, for Common Developments, the CME and SBF, jointly, will review this work and notify Euronext, within fifteen (15) business days, of any necessary changes.

                  The CME (or, when applicable, the CME and SBF, according to their respective shares) will compensate Euronext for its work in preparing these materials by paying Euronext a fee equal to ***** per day per person.

            2. PREPARING THE FINAL WORK ORDER. After working with Euronext to finalize the specifications, Euronext Resource Allocation and delivery plans for the project, the CME (or, when applicable, the CME and SBF, jointly) will prepare a final work order for the project. This work order will include: (a) the final specifications; (b) the Euronext Resource Allocation for the project (or, for Common Developments, the number of days needed for the project);
                  (c) the delivery date; and (d) a description of, and the dates for, acceptance testing. CME or, for Common Developments, the CME and SBF, jointly, will forward the final work order to Euronext before any work begins on the project, but no later than fifteen (15) business days after receiving the specifications, delivery plans and Euronext Resource Allocation from Euronext.

            3. LATER CHANGES TO THE SPECIFICATIONS. The CME or, for Common Developments, the CME and SBF, jointly, can make changes to the specifications included in a work order by submitting a description of the proposed change to Euronext, in writing. Euronext will review the requested change within fifteen (15) business days, make modifications to the final specifications document and identify any corresponding changes in either the Euronext Resource Allocation (or the number of days needed) for the project or the delivery date. The CME or, for Common Developments, the CME and SBF, jointly, will incorporate any necessary changes to these materials in a revised work order, with each party signing the revised document to confirm their new understanding. Euronext will not begin work on, and the CME or, for Common Developments, the CME and SBF, jointly, will not be required to pay for, any change that is not agreed upon as described above.

                  The CME or, when appropriate, the CME and SBF, according to their respective shares, will compensate Euronext for its work in preparing these revised materials by paying Euronext a fee equal to ***** per day per person.

      E.    CANCELLATION OF A WORK ORDER

            CME can cancel a work order issued pursuant to the Annual CME Development Plan, at any time and in its sole discretion, by delivering written notice to Euronext. CME understands that any payments for any work already performed shall be due and payable, and that these payments may be made, at the CME's option, either through direct payments to Euronext or by subtracting the days worked from CME's annual Euronext Resource Allocation.

            Once a final work order issued pursuant to the Annual Common Development Plan has been delivered to Euronext and Euronext has started its development work, the work order cannot be cancelled without the consent of both CME and SBF.

      F.    GENERAL INFORMATION ABOUT DEVELOPMENT WORK PERFORMED BY EURONEXT

            Euronext and the CME agree that the following terms and conditions apply to all work performed pursuant to a work order under this Agreement.


            1. OWNERSHIP AND USE OF THE DEVELOPMENT WORK. Except for work that relates to the HUB API, all development work performed under this Agreement shall constitute CME Enhancements or Licensed Software as those terms are used in the NSC License and shall remain the property of Euronext. The CME's use of these CME Enhancements or Licensed Software shall be governed by the terms of the NSC License.

                  Any development work performed under this Agreement that relates to the HUB API shall be subject to the ownership rights described in the HUB API Co-ownership Agreement.

            2. DEVELOPMENT AND DELIVERY. Euronext will perform the work described in each work order, by the agreed-upon delivery dates, using the agreed-upon number of days or agreed-upon amounts of the Euronext Resource Allocation.

            3. ACCEPTANCE TESTING. Unless otherwise agreed by the parties in writing, during the first thirty (30) days following Euronext's delivery of a project, the CME or the persons appointed by the Common Development Steering Committee shall conduct the acceptance testing described in the work order. This acceptance testing shall be designed primarily to determine whether or not the project operates in conformance with the specifications included in the work order. Throughout this testing, the CME or, for Common Developments, the CME and SBF, jointly will communicate regularly with Euronext to discuss any potential defects or malfunctions they discover, and Euronext will begin its efforts to cure these defects and malfunctions. The CME or, for Common Developments, the CME and SBF jointly shall complete the acceptance testing during this 30-day period, unless they notify Euronext during the acceptance testing period that they require a longer time due to the existence of defects or malfunctions.

            4. CURING PRE-ACCEPTANCE DEFECTS. Unless otherwise agreed by the parties in writing, the CME or, for Common Developments, the CME and SBF, jointly must notify Euronext, in writing, no later than seven (7) business days after the end of the acceptance testing period of any remaining defects or malfunctions that prevent the project from operating in accordance with the specifications. CME or, for Common Developments, the CME and SBF jointly must prioritize these defects, identifying the work that Euronext should perform first. Euronext, at its sole expense, will make all reasonable efforts to cure the identified defects or malfunctions within fifteen (15) business days after receiving this notice.

            5. ACCEPTANCE. When the CME or, for Common Developments, the CME and SBF, jointly, has confirmed, through the acceptance testing described in the work order, that the project operates in accordance with the specifications, the CME or, for Common Developments, the CME and SBF jointly, will prepare and deliver to Euronext a written certificate of acceptance. Acceptance will be presumed to have occurred, even if the CME or, for Common Developments, the CME and SBF, jointly, does not deliver a written certificate of acceptance, if the project is put into production at the end of the acceptance testing period.

            6. LIMITED PRODUCT WARRANTY. During the 90-day period following acceptance of each separate project, Euronext warrants that the project will operate in conformance with the specifications included in the work order and agrees to cure, at its own expense, any defects or malfunctions in the project within 90 days after being notified that they exist.

            7. YEAR 2000 COMPLIANCE WARRANTY. Each project delivered by Euronext will be Year 2000 compliant in all material respects. Year 2000 compliant means: (i) that each component of the programs included in each project that manipulates and accepts dates to the year 2090 will manage and manipulate data involving such dates; (ii) such dates will not cause the programs included in each project to abnormally end processing; and (iii) the programs included in each project will not generate incorrect values with respect to date-dependent data resulting from such dates.

            8. EURO COMPLIANCE WARRANTY. Each project when delivered by Euronext will be Euro compliant in all material respects, will comply with any legislative changes connected with the Economic and Monetary Union without requiring any material rewrites or any further cost or expense to be incurred by CME or, for Common Developments, by the CME and SBF, jointly, and will not cause any disruption to the project attributable to the generation of incorrect values relating to the Euro as currency. Euro compliant means: (i) that each component of the project will be capable of supporting the Euro as an additional currency and/or main currency; and (ii) that each such component will have been successfully tested to ensure that its operation will not be adversely affected by virtue of the Economic and Monetary Union and/or variation in currency and/or pricing structures; and (iii) that each such component will manifest no material errors as a result of the Economic Monetary Union.

            9. EXCLUSIONS AND LIMITATIONS OF LIABILITY. The warranties relating to Year 2000 and the Euro shall not apply if: (i) the project is modified or altered by CME or any entity other than Euronext and/or its affiliates; provided that, but for such modification or alteration, the project would be Year 2000 and Euro compliant; or (ii) the operating system, computer hardware elements (including, but not limited to, micro-code, BIOS and real time clock), any third-party software, any interface to third-party software, and/or any price feed or other third-party data, cause the project, directly or indirectly, to fail to be Year 2000 or Euro compliant. Euronext's sole obligation and CME's sole remedy with respect to these Year 2000 and Euro-related representations and warranties is for Euronext to use commercially reasonable efforts to correct the project.

                  EXCEPT AS SET FORTH IN PARAGRAPHS 4(F)(6) THROUGH (8) ABOVE, EURONEXT MAKES NO WARRANTIES WITH RESPECT TO THE DEVELOPMENT WORK DONE PURSUANT TO THIS AGREEMENT AND SPECIFICALLY DISCLAIMS ANY WAY OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY OR ANY OTHER EXPRESS OR IMPLIED WARRANTIES. NO REPRESENTATION OR OTHER AFFIRMATION OF FACT, WHETHER MADE BY EURONEXT OR OTHERWISE, WHICH IS NOT CONTAINED IN THIS AGREEMENT SHALL BE DEEMED TO BE A WARRANTY BY EURONEXT FOR ANY PURPOSES OR GIVE RISE TO ANY LIABILITY OF EURONEXT WHATSOEVER.

                  Euronext's liability for defects or malfunctions in any project shall be limited to correction of those defects or malfunctions. For any breach of any other provisions of this Agreement relating to development work, the CME's exclusive remedy shall be the recovery of its direct damages. Euronext's liability for damages to the CME, regardless of the form or cause of action, whether in contract or in tort, including negligence, shall not, in the aggregate, exceed the amounts paid to Euronext by the CME for the project at issue.

                  In no event shall either the CME or Euronext be liable to the other or have a remedy for the recovery of any special, indirect or consequential or incidental damages, whether foreseeable or not, even if the applicable party has been advised of the possibility thereof, including, but not limited to, lost profits, lost revenues, failure to realize expected savings, or other commercial or economic loss of any kind.

            10. PAYMENT FOR NEW VERSIONS. If the CME uses the Euronext Resource Allocation or pays, as part of a Common Development project, to develop work that is later incorporated into a New Version, the CME shall not be required to pay for the portion of that New Version attributable to the work already paid for by the CME. Euronext will make a reasonable determination of the portion of the New Version attributable to the work already paid for by the CME.

      G.    PROJECT MANAGEMENT

            1. PROJECT MANAGEMENT COMMITTEE. A project management committee will oversee the non-Common Development and training work performed under this Agreement. This committee shall be comprised of two representatives from each party. The CME representatives will be chosen from the following three persons: Bill Jenks, CME Executive Vice President and Chief Information Officer; John Goode, CME Vice President, Electronic Trading Systems; and Paul Jansson, Senior Director, Customer Support Center. The Euronext representatives will be chosen from the following three persons: Francois-Guy Hamonic, Euronext Senior
                  Executive Vice President; Gilles Clerc, Euronext Vice President; and Francois Hudenot, SBF Project Manager. Any party to this Agreement can, at its discretion, replace one or both members of the committee by giving written notice to the other party.

            2. THE PROJECT MANAGEMENT COMMITTEE'S ROLE. The project management committee will have the following responsibilities: (a) monitor the work performed during the preparation of the preliminary drafts and final versions of the Annual CME Development Plan; and (b) meet at least once each calendar quarter to discuss the status of current development work and any performance or quality issues that have arisen. Any member of the project management committee has the right to request an audit of any on-going projects to assess progress toward goals, quality and other issues; provided, however, that no audit shall be requested until the party whose work will be audited has been given at least thirty (30) days' prior written notice that an audit might be requested and has had the opportunity to address any concerns raised by the committee member during this thirty (30) day period. Unless otherwise agreed by the project management committee, the expenses associated with any audit will be paid by the party requesting the audit.

            3. QUARTERLY PROJECT REVIEW. The project management committee, and any other persons selected by any participating committee member, shall attend a project review meeting, held at a mutually agreed upon date during the first month of each calendar quarter. These meetings may be held by teleconference, videoconference or in person. Each party attending the meting shall bear the costs associated with its participation. This meeting shall be held just before or just after any meeting of the steering committee assembled under the Agreement on GLOBEX Joint Development and Planning between the CME and SBF.

            4. ADDITIONAL MEETINGS. Any project management committee member can call a meeting of the committee by sending written notice to the other committee members. These additional meetings shall be held on mutually agreed upon dates, within at least ten (10) business days after notice is received by all committee members, and may be held by teleconference, videoconference or in person. Each committee member shall make reasonable efforts to make himself promptly available to attend these meetings.

5.    CONFIDENTIALITY

      Except as excluded below, any Confidential Exchange Information and any information specifically identified, either verbally or in writing, as confidential, that is obtained under this Agreement by one party from the other shall be kept on a confidential basis by the party receiving such information, its officers and employees and, as such, shall not be disclosed to third parties or used for any purpose other than a purpose specifically authorized by this Agreement.

      The parties recognize that a breach of this paragraph by the other party may give rise to irreparable injury to the non-breaching party such that remedies other than injunctive relief may not be adequate. Accordingly, the non-breaching party has the right to seek from the Tribunal de Grande Instance de Paris (France) equitable and injunctive relief to prevent the threatened or actual unauthorized use of any confidential information covered by this Agreement.

      The obligation assumed by the parties in this paragraph shall not apply to information in the public domain at the time of any possible disclosure or that subsequently came into the public domain otherwise than by breach of this Agreement. Nothing in this paragraph prevents either party from advertising or otherwise promoting all of the functionalities of the NSC System, the HUB API or any other system subject to this Agreement.

6.    PAYMENTS AND TAXES

      A.    PAYMENT TERMS

      All payments that become due during the initial three-year term of this Agreement will be made in U.S. Dollars and will be made within 30 days after receiving an appropriate invoice from Euronext. If the parties agree to extend the agreement for between one and three additional one-year terms, all payments that become due during these periods will be made in Euros.

      B.    TAXES

      All amounts payable to Euronext are exclusive of, and will be paid without deduction for, all taxes, levies, or similar governmental charges, however designated, which may be assessed by any jurisdiction based on gross revenue. Except for corporate income tax imposed on Euronext, or other taxes, fees or duties associated with this Agreement demanded by the Republic of France, the CME (or the CME and SBF together, for Common Developments) shall pay all taxes including any related penalties and interest or late charges, levies, or similar governmental charges or provide Euronext with a certificate of exemption acceptable to the appropriate taxing authority. Euronext agrees to provide the

      CME with such forms or documents as may be reasonably requested by the CME from time to time to certify exemption from withholding of income tax.

7.    PERSONNEL MATTERS

      A.    EURONEXT'S EMPLOYEES

      Euronext shall be responsible for the payment of the salaries and the remuneration of its employees, as well as for any other obligations or taxes in compliance with the labor laws and regulations applicable to Euronext in France. It is hereby established that no employment bond shall be formed between the CME and Euronext's employees. Euronext shall indemnify the CME and hold it harmless from any and all costs, expenses, liability, claims and demands of any kind that may be filed against the CME by any such employees alleging the existence of such an employment bond.

      B.    RESTRICTION ON HIRING

      For the duration of this Agreement, neither party shall offer to employ or employ individuals employed by the other party or subcontracted by the other party without the written consent of the other party.

      C.    IMMIGRATION AUTHORIZATIONS

      The CME shall assist Euronext to obtain all immigration authorizations necessary for Euronext personnel to carry out their activities.

8.    TERM AND TERMINATION

      A.    TERM

      This Agreement shall take effect on January 1, 1999 and have an initial term of three (3) years. The parties can elect, by signing a final agreement no later than October 1, 2001, to renew the Agreement for one or more additional one-year periods.

      B.    TERMINATION

      If either party fails to perform any of its material obligations under the Agreement, and that failure is not remedied within 30 days after notice is given to the defaulting party specifying the nature of the default, the non-defaulting party may, upon further notice to the defaulting party terminate the Agreement as of the date specified in the notice of termination.

      In addition to the termination rights described above, the CME may immediately terminate the maintenance provisions of this Agreement upon notice to Euronext if Euronext fails, on at least two occasions within a six (6) month period and in a substantial way, to provide the error correction services for Class 1 Errors or

      Class 2 Errors described in paragraph 3(A)(2). If the CME terminates the maintenance provisions of this Agreement on this basis, Euronext shall reimburse the CME on a pro rata temporis basis the amount of the fee already paid that relates to the remaining duration of the maintenance provisions of the Agreement and the remaining provisions of the Agreement not relating to maintenance shall continue in effect.

9.    ARBITRATION

      A.    PRE-ARBITRATION ESCALATION

      Except for any disputes that may arise pursuant to paragraph 5, any dispute between the parties relating to this Agreement shall first be submitted in writing to a four-person panel consisting of two senior executives of both Euronext and the CME, who shall promptly meet and confer in an effort to resolve such a dispute. Each party shall designate such executives within five (5) business days after receipt of an appropriate notice from the other party. Each party's executives shall be identified by notice to the other party, and may be changed at any time thereafter also by notice to the other. The executives may choose to commission an audit of technical aspects of the dispute to assist them in reaching a decision. Such an audit shall be performed by an independent third party whose identity and terms of reference shall be agreed upon by the executives. Any decisions of the executives shall be final and binding on the parties. In the event the executives are unable to resolve any dispute within thirty (30) days after submission to them (including the conduct of any audit), either party may then refer such a dispute to arbitration in accordance with the provisions described below.

      B.    GENERAL PROVISIONS RELATING TO ARBITRATION

      Except for any disputes that may arise pursuant to paragraph 5, all disputes arising in connection with this Agreement, or the existence, validity, breach or termination thereof, whether during or after its term that have not been settled in the form described in paragraph 9(A), shall be finally settled by compulsory arbitration under the then-current Rules of Conciliation and Arbitration of the International Chamber of Commerce, as modified or supplemented in this Article. The arbitration panel shall consist of three arbitrators. Euronext and the CME expressly agree that the arbitrators shall permit each party: (1) to request, and shall compel each party to produce for the other party reasonably in advance of any hearing, any relevant documents, evidence or witnesses; and (2) to call and question any witness, including any expert witness, and to cross-examine any witness called by its opponent. The award of the arbitrators shall be final and shall constitute the exclusive remedy of Euronext and the CME for all claims, counterclaims, issues or accounting presented to the arbitrators. Each award by the arbitrators shall be: (1) granted and paid in Euros; (2) if such award includes payment from one party to another, include interest at the rate of one percent each month from the date of breach or other violation of the Agreement until the date the award if fully paid; and (3) include the cost of the arbitration and the prevailing party's reasonable attorneys' fees and expenses. Judgment upon the final arbitral award may be entered in any court that has jurisdiction. Any additional costs, fees or expenses incurred by the prevailing party in enforcing the award shall be charged against and paid by the party that resists its enforcement. The language of arbitration shall be English. The place of arbitration shall be Zurich, Switzerland.

10.   REPRESENTATIONS AND WARRANTIES OF THE PARTIES

      A. GENERAL REPRESENTATIONS AND WARRANTIES OF EURONEXT. Euronext represents and warrants to the CME as follows:

            1. Euronext has the corporate power and the capacity to enter into and to perform its obligations under this Agreement. This Agreement has been authorized, executed and delivered by Euronext and is a valid and binding obligation of Euronext, enforceable according to its terms.

            2. Neither the entering into of this Agreement, nor the performance by Euronext of any of its obligations under this Agreement will contravene, breach or result in any default under the articles, by-laws, constituting documents or other organizational documents of Euronext or under any mortgage, lease, agreement, other legally binding instrument, license, permit, statute, regulation, order, judgment, decree or law to which Euronext is a party or by which Euronext may be bound.

            3. No other authorization, consent or approval of, or filing with or notice to, any court or other Person is required in connection with the execution, delivery or performance of this Agreement by Euronext.

      B. GENERAL REPRESENTATIONS AND WARRANTIES OF THE CME. The CME represents and warrants to Euronext as follows:

            1. The CME has the corporate power and the capacity to enter into and to perform its obligations under this Agreement. This Agreement has been authorized, executed and delivered by the CME and is a valid and binding obligation of the CME, enforceable according to its terms.

            2. Neither the entering into of this Agreement, nor the performance by the CME of any of its obligations under this Agreement will contravene, breach or result in any default under the articles, by-laws, constituting documents or other organizational documents of the CME or under any mortgage, lease, agreement, other legally binding instrument, license, permit, statute, regulation, order, judgment, decree or law to which the CME is a party or by which the CME may be bound.

            3. No other authorization, consent or approval of, or filing with or notice to, any court or other Person is required in connection with the execution, delivery or performance of this Agreement by the CME.

11.   INTELLECTUAL PROPERTY INDEMNIFICATION

      A. DEFENSE OF CLAIMS AGAINST CME. Euronext shall indemnify CME, its affiliates and subsidiaries against, and hold these Persons harmless from, any and all costs, losses, damages, liabilities, claims and demands incurred by or made against CME by a third Person alleging that any development work or maintenance services delivered by Euronext pursuant to this Agreement infringes upon that Person's proprietary rights. CME will promptly notify Euronext of any threatened or actual claim covered by this indemnification and will cooperate with and assist Euronext to the extent that that cooperation may reasonably be required.

      B. REMEDIES. If any development work or maintenance services delivered by Euronext pursuant to this Agreement is found, by a final decision of a court of competent jurisdiction, to constitute an infringement of the proprietary rights to a third Person, or if Euronext concedes that infringement through a settlement of a claim, Euronext shall, at its sole option and expense and in addition to providing the indemnification described above, either: (1) procure for the CME the right to use the affected systems in the manner described in the NSC License or any other applicable agreement; or (2) modify the affected systems so as to render them non-infringing, or replace them with a substitute of equal quality approved by the CME, provided that any modification or substitute must perform according to the applicable specifications.

12. GENERAL PROVISIONS

      A. ASSIGNMENT. This Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns; provided, however, that no party may assign or transfer its rights and obligations under this Agreement, whether totally or in part, without the prior written consent of the other party.

      B. WAIVER. Either party's acceptance of the other's default on any clauses or conditions shall be regarded as a mere forbearance, and shall not imply a waiver, alteration or innovation regarding the fulfillment of any obligation under this Agreement, which may be claimed at any time.

      C. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties with respect to its specific subject matter, superceding any other document formerly entered into between the parties in this regard; any amendment or change to any of the clauses or conditions of this Agreement may only be made by written contract signed by both parties.

      D. NOTICE. Any written notice required by this Agreement shall be made by overnight delivery through a reputable delivery service such as DHL or Federal Express or through registered first class mail, postage prepaid, and shall be forwarded to the respective addresses set forth above, unless another address is substituted by written notice, and shall be effective seven (7) days after posting or after delivery, whichever occurs first.

      E. FORCE MAJEURE. If any of the obligations of the parties are prevented, restricted or interfered with by reason of any actual or impending cause beyond the reasonable control of the affected party, or force majeure, upon prompt notice to the other party, the party so affected shall be excused from such performance to the extent of such prevention, restriction or interference for a period equal to the period of delay caused by such event; the party so excused shall make all reasonable efforts to avoid or remove such causes of non-performance and shall resume performance with the utmost dispatch whenever such causes are removed.

      F. PARAGRAPH HEADINGS. The paragraph headings contained in this Agreement are solely for the convenience of the parties and shall not affect the meaning or interpretation of this Agreement.

      G. SEVERABILITY. Each part of this Agreement is a distinct undertaking. In the event any part of this Agreement shall be determined to be unlawful, such part shall be deemed severed from this Agreement and of no effect; every other part of this Agreement not so severed shall remain in full force and effect.

      H. CONTINUING OBLIGATIONS. The obligations and rights under paragraphs 5, 6, 7(A), 9 and 11 shall survive the completion, expiration or termination of this Agreement.

      I. CHOICE OF LAW. The Contract shall be subject to and construed and interpreted in accordance with French Law.

      J. ENGLISH LANGUAGE. The official language of this Agreement is English.


AGREED:

EURONEXT                            CHICAGO MERCANTILE EXCHANGE


By:    /s/ Dominique Brutin         By:    /s/ Bill Jenks
      ------------------------            ------------------------

Its:  CEO                           Its:  Executive Vice President, Chief
                                          Information Officer

                                    EXHIBIT 1



                            EURONEXT HOT-LINE NUMBER
                         WORKING DAYS AND WORKING HOURS
                            COVERED BY THIS AGREEMENT

==============================================================================
Phone Number                  33 1 49 27 15 60
------------------------------------------------------------------------------
Fax Number                    33 1 49 27 15 60
------------------------------------------------------------------------------
Working Days (Chicago Time)   From Sunday 12:00 (noon) to Saturday 00:00
------------------------------------------------------------------------------
Working Hours                 24 hours a day
------------------------------------------------------------------------------


                                    Ex. 1-1

                                    EXHIBIT 2

                      IDENTIFIED CONTACTS FROM CME ENTITLED
                          TO CALL THE EURONEXT HOT-LINE


                Name                          Position                       Phone                    E-mail
------------------------------------------------------------------------------------------------------------------
  1          John GOODE           V.P. Electronic Trading Systems        1 312 930 2601           Jgoode@cme.com
------------------------------------------------------------------------------------------------------------------
  2         James KRAUSE           Sr. V.P. Enterprise Computing         1 312 930 8173          Jkrause@cme.com
------------------------------------------------------------------------------------------------------------------
  3         James FARRELL               Sr. Systems Analyst              1 312 930 3347          Jfarrel@cme.com
------------------------------------------------------------------------------------------------------------------
  4          Amy WATSON                 Sr. Systems Analyst              1 312 338 7197          Awatson@cme.com
------------------------------------------------------------------------------------------------------------------
  5          Bill JENKS           Executive Vice President, Chief        1 312 930 3234           Bjenks@cme.com
                                        Information Officer
------------------------------------------------------------------------------------------------------------------
  6          John GOODE          Vice President, Electronic Trading      1 312 388 2601           Jgoode@cme.com
                                              Systems
------------------------------------------------------------------------------------------------------------------
  7         John RESTIVO                Sr. Business Analyst             1 312 634 5475          Jrestivo@cme.com
------------------------------------------------------------------------------------------------------------------


                                    Ex. 2-1

                                    EXHIBIT 3
                          CME WORKING DAYS FOR YEAR 1999

From Sunday 4 P.M. to Friday 8 P.M. Chicago time, except the following holidays:

----------------------------------------------------------------------------------------------------------
           Month                        Day                       Month                       Day
----------------------------------------------------------------------------------------------------------
January                              January 1          July
----------------------------------------------------------------------------------------------------------
February                                                August
----------------------------------------------------------------------------------------------------------
March                                                   September
----------------------------------------------------------------------------------------------------------
April                                                   October
----------------------------------------------------------------------------------------------------------
May                                                     November
----------------------------------------------------------------------------------------------------------
June                                                    December                          December 25
----------------------------------------------------------------------------------------------------------

                                   Ex. 3-1

                                   EXHIBIT 4
                             EURONEXT ACCOUNT MANAGER

=====================================================================
Name                                          Gilles CLERC
---------------------------------------------------------------------
---------------------------------------------------------------------
Phone Number (Work)                           33 1 49 27
---------------------------------------------------------------------
Fax Number                                    33 1 49 27
---------------------------------------------------------------------


                                     Ex. 4-1

                                   EXHIBIT 5
                        SOFTWARE AND OPERATING SYSTEMS

--------------------------------------------------------------------------
                                      Operating
CENTRAL SERVICES SOFTWARE               System             Configuration
--------------------------------------------------------------------------
--------------------------------------------------------------------------
NSC Trading Engine                      G04               Tandem/S70 000
--------------------------------------------------------------------------
NSC Frontal                             G04               Tandem/S70 000
--------------------------------------------------------------------------
RLS - Ticker plant                      G04               Tandem/S70 000
--------------------------------------------------------------------------
DIFF - Broadcast                    Solaris 2.5                 Sun
--------------------------------------------------------------------------
Cabine - Monitoring                  AIX 4.2.1                RS6000
--------------------------------------------------------------------------
SPI                                 Solaris 2.5                 Sun
--------------------------------------------------------------------------


                                     Ex. 5-1